Exhibit (14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Jordan Opportunity Fund and to the use of our report dated February 27, 2015 on the financial statements and financial highlights of Jordan Opportunity Fund.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 20, 2015